                                                                    EXHIBIT 99.4

                          THE LEARNING COMPANY, INC.
                          CONSOLIDATED BALANCE SHEETS
                                (in thousands)

                                                             March 31,         December 31,
                                                               1999               1998
                                                         -----------------    --------------
                                                            (unaudited)
ASSETS

CURRENT ASSETS:
Cash                                                      $   191,863            $   256,759
Accounts receivable (less allowances for
 returns of $101,419 and $83,873, respectively)               188,646                167,001
Inventories                                                    79,901                 59,912
Prepaid expenses and other current assets                      89,953                 56,514
                                                         ------------        ---------------
  Total current assets                                        550,363                540,186

PROPERTY, PLANT AND EQUIPMENT
Machinery and equipment                                        58,701                 57,203
Leasehold improvements                                         15,761                 15,757
                                                         ------------        ---------------
                                                               74,462                 72,960
Less: accumulated depreciation                                 48,559                 46,296
                                                         ------------        ---------------
  Property, plant and equipment, net                           25,903                 26,664

OTHER NONCURRENT ASSETS
Intangible assets, net                                        218,557                225,282
Other assets                                                   30,334                 28,669
                                                         ------------        ---------------
                                                          $   825,157            $   820,801
                                                         ============        ===============

LIABILITIES & STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
Short-term borrowings                                     $    65,000            $    65,000
Current portion of long-term liabilities                            -                    148
Accounts payable                                               42,058                 69,046
Accrued liabilities                                           103,691                 97,824
Income taxes payable                                          101,211                 93,805
                                                         ------------        ---------------
  Total current liabilities                                   311,960                325,823
                                                         ------------        ---------------

LONG-TERM LIABILITIES
5-1/2% senior notes                                           200,955                200,955
Other long-term obligations                                     6,462                  7,837
                                                         ------------        ---------------
  Total long-term liabilities                                 207,417                208,792
                                                         ------------        ---------------

STOCKHOLDERS' EQUITY
Series A preferred stock                                            8                      8
Common stock                                                      876                    873
Additional paid-in capital                                  1,443,478              1,440,620
Deferred compensation                                         (11,933)               (12,265)
Retained deficit                                           (1,115,834)            (1,138,099)
Other comprehensive loss                                      (10,815)                (4,951)
                                                         ------------        ---------------
  Total stockholders' equity                                  305,780                286,186
                                                         ------------        ---------------
                                                          $   825,157            $   820,801
                                                         ============        ===============

       The accompanying notes are an integral part of these consolidated financial statements.

                           THE LEARNING COMPANY, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except share and per share data)
                                  (unaudited)

                                                             Three Months Ended
                                                                  March 31,
                                                        ----------------------------
                                                           1999             1998
                                                        ------------    ------------
Net Sales                                               $  186,843      $  179,336
Cost of sales                                               65,083          63,366
                                                        ----------      ----------
Gross Profit                                               121,760         115,970
Advertising and promotion expenses                          24,708          21,094
Other selling and administrative expenses                   50,080          58,301
Amortization of intangibles                                  9,856          41,887
Charge for incomplete technology                                 -          40,000
Restructuring and other charges                              3,889          15,230
Interest expense                                             4,272           6,702
Other income, net                                           (6,307)         (2,332)
                                                        ----------      ----------
Income (Loss) Before Income Taxes                           35,262         (64,912)

Provision for Income Taxes:                                 12,997              --
                                                        ----------      ----------
Net Income (Loss)                                         $ 22,265      $  (64,912)
                                                        ==========      ==========

Net Income (Loss) Per Share -
   Basic                                                  $   0.24      $    (0.93)
   Diluted                                                $   0.20      $    (0.93)

Weighted Average Number
of Shares Outstanding -
   Basic                                                91,939,000      69,430,000
   Diluted                                             112,052,000      69,430,000

      The accompanying notes are an integral part of these consolidated financial statements.

                          THE LEARNING COMPANY, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (in thousands)
                                  (unaudited)


                                                                                             Three Months Ended
                                                                                                  March 31,
                                                                               --------------------------------------------
                                                                                       1999                       1998
                                                                               -----------------          -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                                                  $ 22,265                  $ (64,912)
     Adjustments to reconcile net income (loss) to net cash flows from operating activities:
          Noncash restructuring and integration                                               --                      4,000
          Depreciation                                                                     2,282                      2,825
          Amortization                                                                     9,959                     41,887
          Charge for incomplete technology                                                    --                     40,000
     Increase (decrease) from changes in net assets and liabilities:
          Accounts receivable                                                            (21,645)                    12,728
          Inventories                                                                    (19,989)                    (2,101)
          Prepaid expenses and other current assets                                       (5,398)                    (1,060)
          Accounts payable, accrued liabilities and income taxes payable                 (24,322)                     9,493
          Other, net                                                                      (6,018)                       780
                                                                               -----------------          -----------------
NET CASH (USED FOR) PROVIDED BY OPERATING ACTIVITIES                                     (42,866)                    43,640
                                                                               -----------------          -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchases of other property, plant and equipment                                 (1,522)                    (6,141)
         Proceeds from sale of investments                                                 7,218                         --
         Payment for acquisitions, net of cash acquired                                      --                    (116,972)
         Software development costs                                                      (28,000)                    (6,156)
                                                                               -----------------          -----------------
NET CASH USED FOR INVESTING ACTIVITIES                                                   (22,304)                  (129,269)
                                                                               -----------------          -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
        Payments of long-term debt                                                          (330)                    (6,266)
        Exercise of stock options including related tax benefit                            3,045                     14,427
        Proceeds from the issuance of special warrants, net                                   --                    134,346
        Other, net                                                                          (584)                    (2,207)
                                                                               -----------------          -----------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                                  2,131                    140,300
                                                                               -----------------          -----------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                   (1,857)                      (207)
                                                                               -----------------          -----------------
EFFECT OF BRODERBUND EXCLUDED PERIOD                                                          --                      1,348
                                                                               -----------------          -----------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                                  (64,896)                    55,812

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                           256,759                    188,956
                                                                               -----------------          -----------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                $191,863                  $ 244,768
                                                                               =================          =================

         The accompanying notes are an integral part of these consolidated financial statements.


                          THE LEARNING COMPANY, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Continued)
                                (in thousands)
                                  (unaudited)

                                                                                            Three Months Ended
                                                                                                 March 31,
                                                                               ------------------------------------------
                                                                                      1999                      1998
                                                                               ----------------          ----------------
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
 ACTIVITIES:
     Common stock issued to acquire Mindscape                                         $     --                  $  30,000

       The accompanying notes are an integral part of these consolidated financial statements.

                           THE LEARNING COMPANY, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (in thousands, except share and per share amounts)
                                  (unaudited)

1.  BASIS OF PRESENTATION

The consolidated financial statements of The Learning Company, Inc. ("TLC" or the "Company") for the three months ended March 31, 1999 and 1998 are unaudited and reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements previously filed with the Securities and Exchange Commission (the "SEC") in the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended January 4, 1999. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results for the entire year ending December 31, 1999.

The first quarter reporting period for 1999 ended on April 3, 1999, and the first quarter reporting period for 1998 ended on April 4, 1998. The periods from January 3, 1999 to April 3, 1999 and from January 4, 1998 to April 4, 1998 are referred to as the "First Quarter 1999" and the "First Quarter 1998" or the "Three Months Ended March 31, 1999" and the "Three Months Ended March 31, 1998", respectively, throughout these financial statements.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make assumptions regarding items such as return reserves and allowances, net realizable value of intangible assets and valuation allowances for deferred tax assets that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates in these financial statements include: return reserves, inventory reserves, valuation of deferred tax assets and valuation and useful lives of intangible assets. Actual results could differ from these estimates.


2.  BORROWINGS

On August 7, 1998, the Company amended its revolving line of credit (the "Line") to provide a maximum availability of $147,500, of which $40,000 was outstanding at March 31, 1999 and was subsequently repaid. Borrowings under the Line are due July 1, 2000 and bear interest at variable rates. The Line is subject to certain financial covenants and is secured by a general security interest in certain operating subsidiaries of the Company and by a pledge of the stock of certain of its subsidiaries. Upon consummation of the May 1999 merger with Mattel, Inc. ("Mattel"), all outstanding borrowings under the Line were repaid and the agreement was terminated by Mattel.

3.  COMPREHENSIVE INCOME (LOSS)

Effective January 4, 1998, the Company adopted Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income." The Company's comprehensive income (loss) was as follows:

                                                    Three Months Ended March 31,
                                         -----------------------------------------------
                                                  1999                       1998
                                         -------------------       ---------------------
Net income (loss)                                    $22,265                    $(64,912)
Other comprehensive loss                              (5,864)                     (2,760)
                                         -------------------       ---------------------
     Total comprehensive income (loss)               $16,401                    $(67,672)
                                         ===================       =====================

Other comprehensive loss represents losses on foreign currency translation and unrealized gains and losses on investments.

4.  INVENTORIES

Inventories are stated at the lower of weighted average cost or net realizable value and include third-party assembly costs, CD-ROM discs, manuals and an allocation of fixed overhead.

                                      March 31,             December 31,
                                         1999                   1998
                                 -----------------      ------------------
Components                                 $ 5,797                 $ 5,622
Finished goods                              74,104                  54,290
                                           -------                 -------
                                           $79,901                 $59,912
                                           =======                 =======

5.  COMPUTATION OF EARNINGS PER SHARE

Dilutive income per share is computed using the weighted average number of shares of the Company's common stock outstanding during the period, plus the dilutive effect of common stock equivalents. Common stock equivalents consist of convertible debentures, preferred stock, stock options and warrants. The dilutive computations do not include common stock equivalents for the Three Months Ended March 31, 1998, as their inclusion would be antidilutive. Dilutive elements would include the 750,000 shares of Series A Convertible Participating Preferred Stock (which is ultimately convertible into 15,000,000 shares of common stock) issued on December 5, 1997, special warrants to acquire 8,687,500 exchangeable non-voting shares of Softkey Software Products Inc., the Company's Canadian subsidiary, and employee stock options totaling 12,483,000 at March 31, 1998.

6.  EFFECT OF NEW ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. The statement requires companies to recognize all derivatives as either assets or liabilities, with the instruments measured at fair value. The accounting for changes in fair value, gains or losses, depends on the intended use of the derivative and its resulting designation. The statement is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company will adopt SFAS No. 133 by January
1, 2001 and does not expect SFAS No. 133 to have a material impact on its financial statements.

In December 1998, AcSEC issued SOP 98-9, "Software Revenue Recognition, with Respect to Certain Arrangements," which required recognition of revenue using the "residual method" in a multiple element arrangement when fair value does not exist for one or more of the undelivered elements in the arrangement. Under the "residual method," the total fair value of the undelivered elements is deferred and subsequently recognized in accordance with SOP 97-2. The Company does not expect the adoption of SOP 98-9 will have a material impact on its results of operations.

7.   SUBSEQUENT EVENTS

Mattel Merger

Pursuant to an Agreement and Plan of Merger, dated as of December 13, 1998, a merger was consummated between Mattel and TLC on May 13, 1999. The stock-for-stock transaction was approved by the stockholders of both companies, after which TLC was merged with and into Mattel, with Mattel being the surviving corporation. Under the terms of the merger agreement, each share of TLC Series A Preferred Stock was converted into 20 shares of TLC common stock just prior to the consummation of the merger. Each outstanding share of TLC common stock was then converted into the right to receive 1.2 shares of Mattel common stock. As a result, approximately 126 million Mattel common shares will be issued in exchange for all shares of TLC common stock outstanding as of the merger date. The outstanding share of TLC special voting stock was converted into the right to receive one share of Mattel Special Voting Preferred Stock. Each outstanding exchangeable non-voting share of TLC's Canadian subsidiary, Softkey Software Products Inc., remains outstanding, but becomes exchangeable into the right to receive 1.2 shares of Mattel common stock.